Exhibit 10.2

EXECUTION COPY

STOCKHOLDERS AGREEMENT

among

Toys “R” Us Holdings, Inc.

Funds managed by Bain Capital Partners, LLC or its Affiliates,

Toybox Holdings LLC,

Vornado Truck LLC and

certain other Persons

Dated as of July 21, 2005

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		2.7.13.	Financial Auditors	9
		2.7.14.	Management Stockholders Addendum	9
	2.8	Further Assurances by all Stockholders		9
		2.8.1.	Board of Directors Provisions	9
		2.8.2.	Other Stockholder Actions	9
	2.9	Actions in Contravention		10
	2.10	Period		10

3.	TRANSFER RESTRICTIONS			10
	3.1	General Transfer Restrictions		10
	3.2	Allowed Transfers		10
		3.2.1.	Permitted Transferees	10
		3.2.2.	Public Transfers	10
		3.2.3.	Distributions and Charitable Contributions	10
		3.2.4.	Participation in Drag Along and Tag-Along	11
		3.2.5.	Other Private Transfers	11
	3.3	Certain Transferees to Become Parties		11
	3.4	Restrictions on Public Transfers under Rule 144		12
	3.5	Restrictions on Transfers to Strategic Investors		12
	3.6	Impermissible Transfer		13
	3.7	Notice of Transfer		13
	3.8	Period		13

4.	“TAG ALONG” AND “DRAG ALONG” RIGHTS; RIGHT OF FIRST OFFER			13
	4.1	Tag Along		13
		4.1.1.	Notice	13
		4.1.2.	Exercise	14
		4.1.3.	Irrevocable Offer	14
		4.1.4.	Reduction of Shares Sold	14
		4.1.5.	Additional Compliance	15
		4.1.6.	Rule 144(k) Eligibility	15
		4.1.7.	Actions with Respect to Tag Along	16
		4.1.8.	Tag Alongs for Public Transfers	16
	4.2	Drag Along		16
		4.2.1.	Exercise	16
		4.2.2.	Drag Along Seller Exclusions	17
		4.2.3.	Actions with respect to Drag Along	17
	4.3	Right of First Offer		18
		4.3.1.	Notice	18
		4.3.2.	Exercise	18
		4.3.3.	Irrevocable Offer	18
		4.3.4.	Acceptance of Offers	19
		4.3.5.	Additional Compliance	19
		4.3.6.	Determination of the Number of Subject Shares to be Sold	19
		4.3.7.	Actions with respect to Rights of First Offer	20
	4.4	Miscellaneous		21

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		4.4.1.	Certain Legal Requirements	21
		4.4.2.	Further Assurances	21
		4.4.3.	Sale Process	22
		4.4.4.	Treatment of Options, Warrants and Convertible Securities	22
		4.4.5.	Expenses	22
		4.4.6.	Closing	22
		4.4.7.	Adjustments for Yield on Class L Common	23
	4.5	Period		23

5.	PARTICIPATION RIGHTS			23
	5.1	Right of Participation		23
		5.1.1.	Offer	23
		5.1.2.	Exercise	24
		5.1.3.	Other Securities	25
		5.1.4.	Certain Legal Requirements	25
		5.1.5.	Further Assurances	26
		5.1.6.	Expenses	26
		5.1.7.	Closing	26
	5.2	Post-Issuance Notice		27
	5.3	Excluded Transactions		27
	5.4	Acquired Shares		28
	5.5	Period		28
	5.6	Actions with respect to Participation Rights		28

6.	COVENANTS			28
	6.1	Information Rights		28
		6.1.1.	Historical Financial Information	28
		6.1.2.	Tax Information	29
		6.1.3.	Access	29
		6.1.4.	Period	31
	6.2	Confidentiality		31
	6.3	Directors’ and Officers’ Insurance		32
	6.4	Certain Matters		33
	6.5	Management Stockholders Addendum		33
	6.6	Vornado Tax Matters		33

7.	REMEDIES			33
	7.1	Generally		33
	7.2	Deposit		33

8.	LEGENDS			34
	8.1	Restrictive Legend		34
	8.2	Securities Act Legend		34
	8.3	Stop Transfer Instruction		34
	8.4	Termination of the Securities Act Legend		34

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9.	AMENDMENT, TERMINATION, ETC.		34
	9.1	Oral Modifications	34
	9.2	Written Modifications	34
	9.3	Withdrawal from Agreement	35
	9.4	Effect of Termination	35

10.	DEFINITIONS		35
	10.1	Certain Matters of Construction	35
	10.2	Definitions	36

11.	MISCELLANEOUS		44
	11.1	Aggregation of Shares	44
	11.2	Authority: Effect	44
	11.3	Notices	44
	11.4	Binding Effect, Etc.	46
	11.5	Descriptive Heading	46
	11.6	Counterparts	46
	11.7	Severability	46
	11.8	No Recourse	47
	11.9	Expenses; Indemnity	47
	11.10	No Third Party Beneficiaries	47

12.	GOVERNING LAW		48
	12.1	Governing Law	48
	12.2	Consent to Jurisdiction	48
	12.3	WAIVER OF JURY TRIAL	48
	12.4	Exercise of Rights and Remedies	49

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STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made as of July 21, 2005 by and among:

(i)	Toys “R” Us Holdings, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”);

(ii)	Funds managed by Bain Capital Partners, LLC or its Affiliates that are listed on the signature pages hereto (together with their respective Permitted Transferees, “Bain”);

(iii)	Toybox Holdings LLC, a Delaware limited liability company (together with its Permitted Transferees, “KKR”);

(iv)	Vornado Truck LLC, a Delaware limited liability company (together with its Permitted Transferees, “Vornado” and together with Bain and KKR, the “Sponsors”);

(v)	each Person executing this Agreement and listed as an Other Investor on the signature pages hereto (collectively, the “Other Investors” and together with the Sponsors, the “Investors”); and

(vi)	such other Persons, if any, that from time to time become parties hereto as transferees of Shares pursuant to Section 3.3 (collectively, together with the Investors, the “Stockholders”).

RECITALS

1. The Company is authorized by its Certificate of Incorporation to issue capital stock consisting of 495,000,000 shares of its Class A Common Stock, par value $0.01 per share (the “Class A Common”), and 55,000,000 shares of its Class L Common Stock, par value $0.01 per share (the “Class L Common” and together with the Class A Common, the “Common Stock”).

2. As of the date hereof, Bain, KKR, Vornado and the other Persons listed on the signature pages hereto own the number of shares of Common Stock set forth opposite their names on Schedule I attached hereto.

3. As of or after the date hereof, certain managers of the Company and its Subsidiaries may purchase shares of Common Stock, or receive Options exercisable for shares of Common Stock, pursuant to the Company’s 2005 Management Equity Plan, as amended from time to time in accordance with its terms (the “Management Equity Plan”). With respect to any Common Stock purchased under the Management Equity Plan, or any Common Stock issued upon exercise of any Options granted under the Management Equity Plan, the holders thereof (and their permitted transferees) (collectively, the “Management Stockholders”) will be subject to the terms of the Management Stockholders Addendum attached to the Management Equity Plan (the “Management Stockholders Addendum”).

4. The parties hereto desire to establish the composition of the Company’s board of directors (the “Board”), to restrict the sale, assignment, transfer, encumbrance or other disposition of shares of Stock, to provide for certain additional covenants and to provide for certain rights and obligations as hereinafter provided.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement intending to be bound hereby agree as follows:

1.	EFFECTIVENESS; DEFINITIONS.

1.1 Effective Date. This Agreement shall become effective as of the date first written above (the “Effective Date”).

1.2 Definitions. Capitalized terms used in this Agreement shall have the meanings set forth in Section 10.

2.	VOTING AGREEMENT.

2.1 Board of Directors.

2.1.1. Board Size. The number of members of the Board shall initially be three (3). From and after July 29,2005, the number of members of the Board shall be fixed at nine (9), or such other number as is determined from time to time pursuant to Sections 2.5 and 2.6.1.

2.1.2. Designation of Directors. As of the date hereof, the members of the Board shall be Michael Calbert, Michael Fascitelli, and Matt Levin. From and after July 29, 2005, subject to Section 2.1.3, the following persons shall be elected to the Board:

(a) three (3) persons designated by Bain (subject to Section 11.1), who shall initially be Josh Bekenstein, Matt Levin and Dwight Poler (the “Bain Designees”);

(b) three (3) persons designated by KKR, who shall initially be Michael Calbert, David Kerko and John Pfeffer (the “KKR Designees”); and

(c) three (3) persons designated by Vornado, who shall initially be Michael Fascitelli, Steven Roth and Wendy Silverstein (the “Vornado Designees” and together with the Bain Designees and the KKR Designees, the “Sponsor Designees”).

2.1.3. Sell-Down Provisions. In the event that any Sponsor ceases to own at least 50% of such Sponsor’s Initial Shares but continues to own at least 30% of such Sponsor’s Initial Shares, such Sponsor shall no longer have the right to designate three (3) Sponsor Designees and shall have the right to designate only two (2) Sponsor Designees. In the event that any Sponsor ceases to own at least 30% of such Sponsor’s Initial Shares but continues to own at least 15% of such Sponsor’s Initial Shares, such Sponsor shall no longer have the right to designate two (2) Sponsor Designees and shall have the right to designate only one (1) Sponsor Designee. In the event that any Sponsor ceases to own at least 15% of such Sponsor’s Initial Shares, such Sponsor shall no longer have the right to designate any Sponsor Designees.

2.2 Removal and Replacement; Vacancies.

2.2.1. Removal and Replacement; Vacancies Generally. Subject to Section 2.2.2, members of the Board designated by a particular Sponsor may be removed by, and only by, the affirmative vote of such Sponsor. If, prior to his or her election to the Board, any designee for Sponsor Designee is unable or unwilling to serve as a director, then the applicable designating Person, as set forth in Section 2.1.2, shall, subject to Section 2.1.3, be entitled to nominate a replacement. If, following election to the Board, any Sponsor Designee resigns, is removed, or is unable to serve for any reason prior to the expiration of his or her term as a director, then, subject to Section 2.1.3, the applicable designating Person, as set forth in Section 2.1.2, shall designate a replacement. If any designating Person fails to designate a person to fill any directorship, then such directorship shall remain vacant until filled by the Person entitled to fill such directorship pursuant to the terms hereof.

2.2.2. Vacancies upon a Reduction in a Sponsor’s Initial Shares. To the extent that, pursuant to Section 2.1.3, there is any reduction in the number of Sponsor Designees that any Sponsor is entitled to designate, then such Sponsor shall send a written notice to the Secretary of the Company stating the name of the Sponsor Designee(s) to be removed from the Board and, upon receipt of such notice by the Secretary of the Company (or, in the event such Sponsor fails to deliver such notice within five (5) days after written request from the Company, the Sponsor Designee(s) of such Sponsor to be removed shall be selected from such Sponsor’s Sponsor Designees by the Company by lot), such Sponsor Designee(s) shall be deemed to have resigned from the Board, and the vacancy or vacancies created thereby (and, thereafter, any vacancies created in that particular directorship) shall be filled by an Independent Director or Independent Directors selected by a Sponsor Majority.

2.3 Directors of Subsidiaries. The size and composition of the boards of directors of the Company’s Subsidiaries shall be as determined by the Board; provided that, if at any time any Person other than (i) an Independent Director or (ii) an employee of the Company or any of its Subsidiaries who is not also an employee, partner, member, stockholder, agent, or Affiliate of any Sponsor, is appointed to the board of directors of any Company Subsidiary, then each Sponsor shall have the right to designate a number of members to such board of directors in the same proportion as such Sponsor has the right to designate Sponsor Designees to the Board under Section 2.1.

2.4 Committees.

2.4.1. Composition. The Board may from time to time designate one or more committees, each of which shall have three (3) members. The Board’s committees shall initially include one (1) Bain Designee, one (1) KKR Designee, and one (1) Vornado Designee; provided that in the event that any Sponsor ceases to own at least 30% of such Sponsor’s Initial Shares, such Sponsor shall no longer have the right to have any Sponsor Designees serve as members of the Board’s committees. To the extent that any Sponsor, under this Section 2.4.1, is not entitled to designate any Sponsor Designees as members of the Board’s committees, such Sponsor shall send a written notice to the Secretary of the Company stating the names of the Sponsor Designees to be removed from the Board’s committees and, upon receipt of such notice by the Secretary of the Company, such Sponsor Designees shall be deemed to have resigned from such committees. Any vacancies on the Board’s committees created thereby (and, thereafter, any vacancies created in these committee memberships) shall be filled by the remaining committee members acting in accordance with the Company’s nomination and governance procedures.

2.4.2. Authority. Each of the Board’s committees, to the extent provided in the enabling resolution of such committee, the Certificate of Incorporation or this Agreement, shall have and may exercise all of the authority of the Board delegated to such committee. Any such delegation may be revoked at any time by action of the Board. Further, no committee of the Board shall have the power to act for the Board where such action would require the approval of the Sponsors under the terms of this Agreement or otherwise expressly require the vote or consent of a majority of the Board’s directors under applicable law, the Certificate of Incorporation or By-laws or this Agreement.

2.5 Changes upon Closing of an IPO. In connection with the closing of the Initial Public Offering, the Sponsors shall make such changes to (a) Sections 2.6 and 2.7 and (b) the size and composition of the Board, the Board’s committees, and the boards of directors of the Company’s Subsidiaries, as may be required by applicable legal and regulatory requirements or the rules of any exchange on which the Stock is traded, or as otherwise determined by the Sponsor Majority approving such Initial Public Offering; provided that in no event shall the Sponsors (i) change the proportion of the members of the Board or any committee or Subsidiary board that a particular Sponsor has the right to designate relative to the proportion of the members of the Board or any committee or Subsidiary board that the other Sponsors are entitled to designate pursuant to Section 2.1 or (ii) adversely change a Sponsor’s rights under Section 2.6 or 2.7 in a manner different than changes to the rights of the Sponsors approving such changes, in either of clauses (i) and (ii) without the consent of such Sponsor.

2.6 Actions Requiring Unanimous Sponsor Approval. Except as expressly provided in this Section 2.6, the Company shall not, and shall not permit any of its Subsidiaries to, take (or agree to take) any of the following actions without Unanimous Sponsor Approval:

2.6.1. Composition of the Board. Other than as set forth in Sections 2.1 through 2.3, change the size or the composition of the Board or the board of directors or similar governing body of any Subsidiary; provided that (a) changes to accommodate the admission of the Company’s chief executive officer to the Board or the board of any Subsidiary and (b) to the extent Section 2.5 applies, changes in connection with the Initial Public Offering, shall not require Unanimous Sponsor Approval, but shall require Majority Sponsor Approval.

2.6.2. Charter or By-laws. Amend, modify or waive the Certificate of Incorporation or By-laws (including to provide for the issuance of any class of securities not then currently held by Sponsors) or the certificate of incorporation or by-laws or similar governing document of any of the Subsidiaries; provided that (a) immaterial changes that do not adversely affect the specific rights of any Sponsor set forth in such documents relative to the specific rights of the other Sponsors set forth in such documents, (b) changes to increase the capitalization of the Company to accommodate equity issuances that do not require Unanimous Sponsor Approval hereunder, and (c) to the extent Section 2.5 applies, changes in connection with the Initial Public Offering, shall not require Unanimous Sponsor Approval, but shall require Majority Sponsor Approval. Unanimous Sponsor Approval shall also be required for any reverse stock split, recapitalization, exchange or any other combination in any manner of the outstanding Stock of the Company in connection with which any Sponsor would receive more than a de minimis amount of cash in lieu of fractional shares.

2.6.3. Change in Control. Enter into or effect a Change in Control.

2.6.4. Certain Dispositions. Directly or indirectly, enter into or effect any transaction or series of related transactions involving the sale, lease, license, exchange or other disposal (including by merger, consolidation, sale of stock, or sale of assets) by the Company or the Subsidiaries of any assets having a fair market value or for consideration having a fair market value (in each case as reasonably determined by the Board) in excess of 20% of the consolidated assets of the Company and the Subsidiaries (the fair market value of which shall be reasonably determined by the Board), other than transactions solely between and among the Company and Wholly Owned Subsidiaries.

2.6.5. Certain Acquisitions. Directly or indirectly, enter into or effect any transaction or series of related transactions involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock, or acquisition of assets) by the Company or the Subsidiaries of any assets and/or equity securities of any Person for consideration having a fair market value (as reasonably determined by the Board) in excess of 20% of the consolidated assets of the Company and the Subsidiaries (the fair market value of which shall be reasonably determined by the Board), other than transactions solely between and among the Company and Wholly Owned Subsidiaries.

2.6.6. Certain Joint Ventures and Business Alliances. Enter into any joint venture or similar business alliance involving investment, contribution, or disposition by the Company or the Subsidiaries of assets (including stock of Subsidiaries) having a fair market value (as reasonably determined by the Board) in excess of 20% of the consolidated assets of the Company and the Subsidiaries (the fair market value of which shall be reasonably determined by the Board), other than transactions solely between and among the Company and Wholly Owned Subsidiaries.

2.6.7. Initial Public Offering Within Five Years. Initiate or consummate the Initial Public Offering, or make a public offering and sale of Stock or equity securities (or of securities or rights convertible into, or exercisable or exchangeable for, any equity securities) of any Subsidiary of the Company registered under the Securities Act or equivalent foreign securities laws (other than, in the case of the Company, a registration statement on Form S-4 or S-8 or any similar or successor form) at any time within the five-year period commencing on the Effective Date.

2.6.8. Certain Private Equity Issuances. At any time during the five-year period commencing on the Effective Date, issue or sell any equity securities (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities), other than (i) an Exempt Issuance, (ii) a Public Offering (to the extent approved by Requisite Sponsor Approval) or (iii) issuing shares of Class A Common and Class L Common in one or more transactions (other than an Exempt Issuance) after the Effective Date having a fair market value at the time of each issuance (as reasonably determined by the Board) in the aggregate for all issuances under this clause (iii) not in excess of $650,000,000 (of which not more than $250,000,000 is issued to Persons other than Investors, Management Stockholders, or their Affiliates).

2.6.9. Certain Indebtedness, etc. Incur any indebtedness (excluding any refinancing of existing indebtedness); assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (provided that the Company or any Subsidiary may provide cross-guarantees for any indebtedness in existence as of the Effective Date or that has otherwise been approved by the Requisite Sponsor Approval under this Agreement); enter into any agreement under which it may incur indebtedness in the future; or make any loan, advance or capital contribution to any Person (other than the Company or any Wholly Owned Subsidiaries); in each case in an aggregate principal amount in excess of 20% of the consolidated assets of the Company and its Subsidiaries (the fair market value of which will be reasonably determined by the Board), and other than a draw down in the ordinary course of business under a debt agreement entered into prior to the date of such draw down, the execution of which was previously approved by the Requisite Sponsor Approval under this Agreement or occurred on or prior to the Effective Date.

2.6.10. Dissolution; Liquidation; Reorganization; Bankruptcy. Dissolve, liquidate or engage in any recapitalization or reorganization of the Company or any Subsidiary or initiate a bankruptcy proceeding involving the Company or any Subsidiary.

2.6.11. Shutdown of U.S. Toys Business. Effect, approve, adopt, or commence implementation of any plan or program the intention of which is the liquidation, termination, or shutdown of the operations of the U.S. toys business conducted by the Company and its Subsidiaries.

2.6.12. Transactions Outside of the Ordinary Course of Business. Enter into any contractual commitment or series of related contractual commitments outside of the ordinary course of business that are reasonably expected, at the time initially undertaken, to require expenditures or generate proceeds in an amount in excess of 20% of the consolidated assets of the Company and its Subsidiaries (the fair market value of which will be reasonably determined by the Board).

Notwithstanding the foregoing, after the closing of the Initial Public Offering, the actions specified in Sections 2.6.2 through 2.6.12 or in Section 2.7 as requiring Unanimous Sponsor Approval shall no longer require Unanimous Sponsor Approval and shall thereafter require Majority Sponsor Approval.

2.7 Actions Requiring Majority Sponsor Approval. Except as expressly provided in this Section 2.7, the Company shall not, and shall not permit any of its Subsidiaries to, take (or agree to take) any of the following actions without Majority Sponsor Approval (it being understood that any action that requires Unanimous Sponsor Approval under Section 2.6 shall not be taken without Unanimous Sponsor Approval even if also contained within the following):

2.7.1. Certain Actions Specified in Section 2.6. Any of the actions expressly specified in Section 2.6 above as requiring Unanimous Sponsor Approval or Majority Sponsor Approval.

2.7.2. Executive Officers. Hire or remove, with or without cause, any Senior Manager.

2.7.3. Executive Compensation. Establish, or amend any material term of, (a) any employment agreement or arrangement with any Senior Manager, (b) the compensation (including salary, bonus, deferred compensation, any equity or equity- linked compensation, or otherwise) or benefits of any Senior Manager, (c) any benefit, severance, management equity, or other similar plan or program principally applicable to Senior Managers or (d) any annual bonus plan or any management equity plan.

2.7.4. Dispositions. Directly or indirectly, enter into or effect any transaction or series of related transactions involving the sale, lease, license, exchange or other disposal (including by merger, consolidation, sale of stock, or sale of assets) by the Company or the Subsidiaries of any assets having a fair market value or for consideration having a fair market value (each as reasonably determined by the Board) in excess of $50,000,000, other than transactions solely between and among the Company and Wholly Owned Subsidiaries.

2.7.5. Acquisitions. Directly or indirectly, enter into or effect any transaction or series of related transactions involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock, or acquisition of assets) by the Company or the Subsidiaries of any assets and/or equity securities of any Person for consideration having a fair market value (as reasonably determined by the Board) in excess of $50,000,000, other than transactions solely between or among the Company and Wholly Owned Subsidiaries.

2.7.6. Joint Ventures and Business Alliances. Enter into any joint venture or similar business alliance involving investment, contribution, or disposition by the Company or the Subsidiaries of assets (including stock of Subsidiaries) having a fair market value (as reasonably determined by the Board) in excess of $50,000,000, other than transactions solely between or among the Company and Wholly Owned Subsidiaries.

2.7.7. Equity Issuances. Issue or sell any equity securities (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities), including in a Public Offering, other than an Exempt Issuance.

2.7.8. Dividends; Distributions; Repurchase of Securities. Declare or pay any cash or other dividend or make any distribution in respect of, or enter into or effect any transaction or series of related transactions involving the repurchase, redemption or other acquisition of, any equity securities (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities), other than (a) dividends or other distributions by a Wholly Owned Subsidiary in respect of its outstanding securities, (b) repurchases or redemptions by a Wholly Owned Subsidiary of its outstanding securities, or (c) redemptions or other repurchases of Common Stock from employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Board. All dividends or other distributions, or repurchases or redemptions, approved pursuant to this paragraph shall be made in accordance with the distribution provisions of the Company’s Certificate of Incorporation or the relevant Subsidiary’s certificate of incorporation or other organizational documents, as applicable.

2.7.9. Indebtedness, etc. Incur (or extend, supplement, or otherwise modify any of the material terms of) any indebtedness (including any refinancing of existing indebtedness); assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (provided that the Company or any Subsidiary may provide cross-guarantees for any indebtedness in existence as of the Effective Date or that has otherwise been approved under this Section 2.7.9 or Section 2.6.9); enter into (or extend, supplement, or otherwise modify any of the material terms of) any agreement under which it may incur indebtedness in the future; or make any loan, advance or capital contribution to any Person (other than the Company or any Wholly Owned Subsidiaries); or make any voluntary prepayment of indebtedness of the Company or any of the Subsidiaries outside the ordinary course of business; in each case in an aggregate principal amount in excess of $50,000,000 in any transaction or series of related transactions, and other than a draw down in the ordinary course of business under a debt agreement entered into prior to the date of such draw down, the execution of which was previously approved by the Requisite Sponsor Approval under this Agreement or occurred on or prior to the Effective Date.

2.7.10. Affiliated Transactions. Enter into or effect any transaction with any officer, director, employee, stockholder of the Company or any of its Subsidiaries or Affiliates, or any Affiliate of the foregoing, other than (a) this Agreement, the Registration Rights Agreement, the Advisory Agreement, and any equity incentive agreement pursuant to an employee benefit or management equity plan previously approved by Majority Sponsor Approval, (b) agreements to pay customary directors’ fees and expenses and (c) employment and compensation arrangements for employees other than Senior Managers; provided that if any such transaction is directly or indirectly with a Sponsor (or with such Sponsor’s Affiliate, or with any officer, director, or employee of such Sponsor or its Affiliate), then such Sponsor shall be excluded from the determination of Majority Sponsor Approval for such transaction under this paragraph (except that this proviso will not apply to the extension of debt financing or the acquisition of debt or equity securities by a Sponsor or its Affiliates, where all Sponsors have been offered the opportunity (on the same terms) to provide a portion of such debt financing or acquire a portion of such debt or equity securities, pro rata based on the respective Shares held by each of the Sponsors).

2.7.11. Annual Budgets. Approve or modify the annual budget of the Company or any Subsidiary with respect to income items, balance sheets items or cash flow items.

2.7.12. Nature of Business. Make any material change in the nature of the business conducted by the Company and its Subsidiaries.

2.7.13. Financial Auditors. Hire or remove, with or without cause, the independent auditors of the Company.

2.7.14. Management Stockholders Addendum. Amend, waive or otherwise modify the Management Stockholders Addendum in any material respect.

2.8 Further Assurances by all Stockholders.

2.8.1. Board of Directors Provisions. Each Stockholder hereby agrees to take, at any time and from time to time, all actions necessary or desirable (whether in such Stockholder’s capacity as a stockholder, director or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for the purposes of achieving a quorum and voting such Stockholder’s Shares or execution of a written consent in lieu of attending a meeting) to accomplish the provisions of Sections 2.1 through 2.5, and the Company agrees to take, at any time and from time to time, all actions necessary or desirable within its control (including, without limitation, calling special board and stockholder meetings) to ensure that the provisions of these Sections 2.1 through 2.5 are accomplished.

2.8.2. Other Stockholder Actions. With respect to any action described in Section 2.6 or 2.7 that has not received the Requisite Sponsor Approval (if any) required thereunder, each Stockholder hereby agrees that, if so instructed by the Requisite Sponsor Group, it will not vote (whether in such Stockholder’s capacity as a stockholder, director or officer of the Company or otherwise) in favor of such action, unless and until approved by the Requisite Sponsor Approval required (if any). The Company agrees to take (and cause its Subsidiaries to take), at any time and from time to time, all actions necessary or desirable within its control (including, without limitation, calling special board and stockholder meetings) to comply with the provisions of Section 2.6 and 2.7.

2.9 Actions in Contravention. Neither the Company nor any of its Subsidiaries will give effect to any action by any Stockholder or any other Person which is in contravention of this Section 2.

2.10 Period. Each of the foregoing provisions of this Section 2 shall expire upon the consummation of a Change in Control approved by Requisite Sponsor Approval.

3. TRANSFER RESTRICTIONS.

3.1 General Transfer Restrictions. Each Stockholder understands and agrees that the Shares held by such Stockholder on the date hereof have not been registered under the Securities Act or under any state securities laws. No Stockholder shall Transfer such Shares (or solicit any offers in respect of any Transfer of such Shares), except in compliance with the Securities Act, any applicable state securities laws and any restrictions on Transfer contained in this Agreement or any other provisions set forth in any other agreements or instruments pursuant to which such Shares were issued.

3.2 Allowed Transfers. Until the expiration of the provisions of this Section 3, no Stockholder shall Transfer any of such Stockholder’s Shares to any other Person except as follows:

3.2.1. Permitted Transferees. Any Stockholder may Transfer any or all of such Stockholder’s Shares to such Stockholder’s Permitted Transferees; and, after complying with the terms of Section 3.3, such Permitted Transferees shall be deemed to be Stockholders hereunder.

3.2.2. Public Transfers. Any Stockholder may Transfer any or all of such Stockholder’s Shares: (a) in the Initial Public Offering (if determined by the Requisite Sponsor Approval approving such Initial Public Offering) or, thereafter, in any Public Offering, or (b) from and after the closing of the Initial Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business, in each case in compliance with Sections 3.4 and 4.1 (subject to Section 4.1.8); provided that any Transfer pursuant to this paragraph occurring during the two-year period commencing on the closing of the Initial Public Offering shall not be made without Majority Sponsor Approval. Shares Transferred pursuant to this Section 3.2.2 shall conclusively be deemed thereafter not to be Shares under this Agreement.

3.2.3. Distributions and Charitable Contributions. From and after the closing of the Initial Public Offering, any Stockholder may Transfer any or all of such Stockholder’s Shares (a) in a pro rata Transfer to its partners, members or stockholders, as applicable (other than a Permitted Transferee), or (b) to a Charitable Organization, in each case without regard to any other restrictions on transfer contained elsewhere in this Agreement; provided that any Transfer pursuant to this paragraph occurring during the two-year period commencing on the closing of the Initial Public Offering shall not be made without Majority Sponsor Approval. Any Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement.

3.2.4. Participation in Drag Along and Tag-Along.

(a) Drag-Along. Any Stockholder shall Transfer any or all of such Stockholder’s Shares to the extent required pursuant to Section 4.2.

(b) Tag-Along. A Participating Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 4.1, so long as each transferee in a Transfer prior to the Initial Public Offering agrees to be bound by the terms of this Agreement in accordance with Section 3.3 (if not already bound hereby).

3.2.5. Other Private Transfers. In addition to any Transfers made in accordance with Sections 3.2.1, 3.2.2, 3.2.3 and 3.2.4, any Stockholder may Transfer any or all of such Stockholder’s Shares (other than to a Permitted Transferee) subject to compliance with all of the following conditions in respect of each Transfer:

(a) if such Transfer takes place prior to the fifth year anniversary of the Effective Date and before the closing of the Initial Public Offering, with Unanimous Sponsor Approval and in compliance with Sections 3.3, 4.1 and 4.3;

(b) if such Transfer takes place after the fifth year anniversary of the Effective Date and before the closing of the Initial Public Offering, in compliance with Sections 3.3, 3.5, 4.1 and 4.3;

(c) if such Transfer takes place during the two-year period commencing on the closing of the Initial Public Offering, with Majority Sponsor Approval and in compliance with Sections 3.5 and 4.1; and

(d) if such Transfer takes place after the two-year anniversary of the closing of the Initial Public Offering, in compliance with Sections 3.5 and 4.1.

(e) Notwithstanding anything to the contrary in this Agreement, Vornado shall be permitted to Transfer Shares at any time to the extent Vornado reasonably determines such Transfer is required or likely to be required to ensure the preservation of its status as a real estate investment trust under the federal tax laws, which Transfer shall be subject to Sections 3.3, 3.5, and 4.3. Any Transfer by Vornado pursuant to this Section 3.2.5(e) shall not be subject to Vornado’s prior compliance with Section 4.1 hereof.

Any Shares so Transferred pursuant to clauses (a), (b), or (e) shall conclusively be deemed thereafter to be Shares under this Agreement and each transferee shall be bound by the terms of this Agreement in accordance with Section 3.3. Shares Transferred pursuant to clauses (c) or (d) shall conclusively be deemed thereafter not to be Shares under this Agreement.

3.3 Certain Transferees to Become Parties. Any transferee receiving Shares in a Transfer pursuant to Section 3.2.1, 3.2.4(b) (in a Transfer occurring prior to an Initial Public Offering) or 3.2.5(a), (b), or (e) shall become a Stockholder, party to this Agreement and subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the Person that Transfers such Shares to such transferee; provided that only a Permitted Transferee of a Sponsor will be deemed to be a Sponsor for purposes of this Agreement (and shall be deemed to be the same Sponsor as the Sponsor which Transferred to it); and provided further that only a Permitted Transferee of an Investor will be deemed to be an Investor for purposes of this Agreement. For the avoidance of doubt, any transferee receiving Shares in a Transfer pursuant to Section 3.2.4(b) (in a Transfer occurring prior to an Initial Public Offering) or 3.2.5(a), (b), or (e) that is not a Sponsor or a Permitted Transferee of a Sponsor will become a party to this Agreement without the benefit of the right to designate board and committee members, or to approve certain actions of the Company and its Subsidiaries, under Section 2, and without the benefit of the rights of First Offer Holders (Section 4.3), or Participation Offerees (Section 5). Prior to the Transfer of any Shares to any transferee pursuant to Section 3.2.1, 3.2.4(b) (in a Transfer occurring prior to an Initial Public Offering), or 3.2.5(a), (b), or (e), and as a condition thereto, each Stockholder effecting such Transfer shall (x) cause such transferee to deliver to the Company and each of the Investors its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (y) if such Transfer is to a Permitted Transferee, remain directly liable for the performance by such Permitted Transferee of all obligations of such transferee under this Agreement.

3.4 Restrictions on Public Transfers under Rule 144. After the Initial Public Offering, and subject to the provisions of Section 3.2.2, if any Stockholders’ sales of Shares pursuant to Rule 144 would be subject to aggregation (each such Stockholder whose Shares would be subject to aggregation, a “Related Holder”), then each such Related Holder shall promptly notify each other Related Holder (a) when it has commenced a measurement period for purposes of the Rule 144 group volume limit in connection with a Sale that is subject to such limit and (b) what the volume limit for that measurement period, determined as of its commencement, will be Subject to Section 3.2.2, each Related Holder shall be entitled to effect Sales that are subject to the Rule 144 group volume limit pro rata during the applicable measurement period based on its percentage ownership of Shares held by all such Related Holders at the start of such measurement period. In the event any Related Holder agrees to forego its full pro rata share of the Rule 144 group volume limit by written notice to all other Related Holders, the remainder shall be re-allocated pro rata among the other Related Holders in like manner (except that the Shares held by such forfeiting Related Holder at the start of such measurement period shall be excluded from such calculation). The provisions of this Section 3.4 shall not apply to any Transfer of Shares (x) in a Public Offering or (y) not subject to volume limitation under Rule 144.

3.5 Restrictions on Transfers to Strategic Investors. In addition to any other provision of this Agreement, no Stockholder shall Transfer any Shares pursuant to Section 3.2.1 or 3.2.5 of this Agreement to a Strategic Investor without Majority Sponsor Approval; provided, however, that the restrictions in this Section 3.5 shall not apply to any Transfers (a) to the Company or any of its Subsidiaries, (b) to any Sponsor, (c) to any Affiliated Fund of any Sponsor, (d) pursuant to Rule 144 effected as “brokers’ transactions” (as defined in Rule 144); or (e) pursuant to an underwritten Public Offering or, following the Initial Public Offering, in any transaction in which, to the knowledge of the Prospective Selling Stockholder (after reasonable inquiry), none of the purchaser(s), underwriter(s), if any, nor market maker(s), if any, are acquiring such Shares for the intended purpose of reselling such Shares to any Strategic Investor that, after giving effect to such resale (if applicable), would own, directly or indirectly, more than 5% of then outstanding shares of the applicable class of Shares.

3.6 Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

3.7 Notice of Transfer. To the extent any Stockholder or Permitted Transferee shall Transfer any Shares, such Stockholder or Permitted Transferee shall, within three (3) Business Days following consummation of such Transfer, deliver notice thereof to the Company and each Investor.

3.8 Period. Each of the foregoing provisions of this Section 3 shall expire upon a Change in Control that has been approved by Requisite Sponsor Approval.

4. “TAG ALONG” AND “DRAG ALONG” RIGHTS; RIGHT OF FIRST OFFER.

4.1 Tag Along. Subject to prior compliance with Section 4.3, if applicable, if any Prospective Selling Stockholder proposes to Sell any Shares to any Prospective Buyer(s) that is not a Permitted Transferee (including a First Offer Purchaser pursuant to Section 4.3) in a Transfer that is subject to Section 3.2.5 (excluding Sales pursuant to Section 3.2.5(e)) or, subject to Section 4.1.8, Section 3.2.2:

4.1.1. Notice. The Prospective Selling Stockholder shall, prior to any such proposed Transfer, deliver a written notice (the “Tag Along Notice”) to each Stockholder and to the Company (which will deliver such Tag Along Notice to each Management Stockholder entitled to participate in such proposed Transfer under the terms of the Management Stockholders Addendum) (each Stockholder and each such Management Stockholder, a “Tag Along Holder”). The Tag Along Notice shall include:

(a) the principal terms and conditions of the proposed Sale, including (i) the number and class of the Shares to be purchased from the Prospective Selling Stockholder, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares of each class to be purchased from the Prospective Selling Stockholder by the total number of Shares of each such class held by the Prospective Selling Stockholder (for each class, the “Tag Along Sale Percentage”) (it being understood that the Company shall reasonably cooperate with the Prospective Selling Stockholder in respect of the determination of each applicable Tag Along Sale Percentage), (iii) the per share purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the name and address of each Prospective Buyer and (v) the proposed Transfer date; and

(b) an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) Shares of the same class(es) being sold by the Prospective Selling Stockholder held by such Tag Along Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares of the applicable class held by such Tag Along Holder), on the same terms and conditions (subject to Section 4.4.4 in the case of Options, Warrants and Convertible Securities and subject to Section 4.4.1 under all circumstances), with respect to each Share Sold, as the Prospective Selling Stockholder shall Sell each of its Shares. For purposes of this Section 4.1, but subject to Section 4.4.4, all Options, Warrants and Convertible Securities will be treated as the same class of Shares for which they may be exercised.

4.1.2. Exercise. Within ten (or five, if the proposed Transfer is also the subject of a currently effective Sale Notice under Section 4.3) Business Days after the date of delivery of the Tag Along Notice (such date the “Tag Along Deadline”), each Tag Along Holder desiring to make an offer to include Shares in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Stockholder and any other stockholders of the Company entitled to participate in the proposed Transfer, collectively, the “Tag Along Sellers”) shall deliver a written notice (the “Tag Along Offer”) to the Prospective Selling Stockholder indicating the number of Shares which such Participating Seller desires to have included in the proposed Sale (subject to the limitation set forth in Section 4.1.1 (b)). Each Tag Along Holder who does not make a Tag Along Offer in compliance with the above requirements, including the time period, shall be deemed to have waived all of such holder’s rights to participate in such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than the per share price set forth in the Tag Along Notice and on other terms and conditions which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder(s) pursuant to this Section 4.1.

4.1.3. Irrevocable Offer. The offer of each Participating Seller contained in such holder’s Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.4.4 in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Stockholder, up to such number of Shares as such Participating Seller shall have specified in such holder’s Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the per share price shall be less than the per share price set forth in the Tag Along Notice or the other terms and conditions shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Prospective Seller shall provide written notice thereof to each Participating Seller and each Participating Seller shall be permitted to withdraw the offer contained in such holder’s Tag Along Offer by written notice to the Prospective Selling Stockholder within three (3) Business Days after delivery of such written notice from the Prospective Selling Stockholder and upon such withdrawal shall be released from such holder’s obligations thereunder.

4.1.4. Reduction of Shares Sold. The Prospective Selling Stockholder shall attempt to obtain the inclusion in the proposed Sale of the entire number of Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Stockholder by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer). In the event the Prospective Selling Stockholder shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, as follows:

(a) there shall be first allocated to each Tag Along Seller a number of Shares equal to the lesser of (i) the number of Shares of the applicable class offered (or proposed, in the case of the Prospective Selling Stockholder) to be included by such Tag Along Seller in the proposed Sale pursuant to this Section 4.1, and (ii) a number of Shares equal to such Tag Along Seller’s Pro Rata Portion; and

(b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to the Prospective Selling Stockholder and each other Tag Along Seller which offered to sell a number of Shares of the applicable class in excess of such Person’s Pro Rata Portion, pro rata to each Tag Along Seller based upon the amount of such excess, or in such manner as the Tag Along Sellers may otherwise agree.

4.1.5. Additional Compliance. If, prior to consummation, the terms of the proposed Sale shall change with the result that the per share price to be paid in such proposed Sale shall be greater than the per share price set forth in the Tag Along Notice or the other terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be delivered, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Section 4.1.2 shall be three (3) Business Days and two (2) Business Days, respectively. In addition, if the Prospective Selling Stockholders have not completed the proposed Sale by the end of the 180th day after the date of delivery of (a) if the proposed Transfer is also the subject of a currently effective Sale Notice under Section 4.3, such Sale Notice, and (b) otherwise, the Tag Along Notice, each Participating Seller shall be released from such holder’s obligations under such holder’s Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be delivered, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1, unless the failure to complete such proposed Sale resulted from any failure by any Participating Seller to comply with the terms of this Section 4.1.

4.1.6. Rule 144(k) Eligibility. Notwithstanding anything to the contrary in this Agreement, after the two-year anniversary of the Initial Public Offering, upon becoming eligible to Sell all of its Shares pursuant to paragraph (k) of Rule 144, a Stockholder shall no longer be eligible to participate in the Tag-Along rights provided by this Section 4.1.

4.1.7. Actions with Respect to Tag Along. In connection with a proposed Sale to which Section 4.1 applies, each Prospective Selling Stockholder agrees that it shall not enter into any agreement or take any action, the principal purpose of which is to discourage or prevent a particular Tag Along Holder from exercising their Tag Along rights pursuant to this Section 4.1.

4.1.8. Tag Alongs for Public Transfers. Notwithstanding anything to the contrary in this Section 4.1, the following Sales under Section 3.2.2 shall not be subject to the provisions of this Section 4.1: (a) any Sale in a Public Offering, so long as such Sale is subject to the terms of the Registration Rights Agreement; (b) any Sale pursuant to Rule 144 occurring during the two-year period commencing on the closing of the Initial Public Offering, so long as the Sponsor Majority approving such Sale under Section 3.2.2 in connection therewith also approves each other Stockholder’s ability to Transfer pursuant to Rule 144 the Tag Along Sale Percentage of the total number of Shares of the applicable class held by such other Stockholder; and (c) any Sale pursuant to Rule 144 occurring after the two-year period commencing on the closing of the Initial Public Offering.

4.2 Drag Along. With respect to a Change in Control that has been approved by the Requisite Sponsor Approval under Section 2.6 as well as, if not required by Section 2.6, Unanimous Sponsor Approval (an “Approved Sale”), each Stockholder hereby agrees, (a) if such Approved Sale is to be effected in the form of a merger or other corporate reorganization which requires approval of the Stockholders, the Stockholders shall vote for, and consent to such Approved Sale and each Stockholder shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such Approved Sale; (b) each Stockholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale and the distribution of the aggregate consideration from such Approved Sale as reasonably requested by the Prospective Selling Stockholders (and each Stockholder hereby grants to the Prospective Selling Stockholders, with full power of substitution and resubstitution, individually and jointly, an irrevocable proxy coupled with an interest to vote such Stockholder’s Shares in favor of an Approved Sale, which proxy shall be valid and remain in full force and effect as long as the provisions of this Section 4.2 remain in effect); and (c) if the Approved Sale is to be effected as a sale of Stock, if requested by the Prospective Selling Stockholders, Sell the same percentage (the “Drag Along Sale Percentage”) of the total number of each class of such Shares that is proposed to be sold by the Prospective Selling Stockholders to a Prospective Buyer in such Change in Control (in one transaction or a series of related transactions), in the manner and on the terms set forth in this Section 4.2. For purposes of this Section 4.2, but subject to Section 4.4.4, all Options, Warrants and Convertible Securities will be treated as the same class of Shares for which they may be exercised. All Shares to be sold to the Prospective Buyer shall be included in determining whether or not a proposed transaction constitutes a Change in Control. In connection with an Approved Sale, the Company will, if requested by the Prospective Selling Stockholders, cause the Class L Common to be converted into Class A Common pursuant to the terms of the Certificate of Incorporation.

4.2.1. Exercise. If the Prospective Selling Stockholders wish to exercise their drag-along rights contained in this Section 4.2, then the Prospective Selling Stockholders shall deliver a written notice (the “Drag Along Notice”) to each other Stockholder at least ten (10) Business Days prior to the consummation of the Change in Control transaction. The Drag Along Notice shall set forth the principal terms and conditions of the proposed Sale, including (a) the number and class of Shares to be acquired from the Prospective Selling Stockholders, (b) the Drag Along Sale Percentage for each class, (c) the per share consideration to be received in the proposed Sale for each class, (d) the name and address of the Prospective Buyer and (e) if known, the proposed Transfer date. If the Prospective Selling Stockholders consummate the proposed Sale to which reference is made in the Drag Along Notice, each other Stockholder (each, a “Participating Seller,” and, together with the Prospective Selling Stockholders, collectively, the “Drag Along Sellers”) shall: (i) be bound and obligated to Sell the Drag Along Sale Percentage of such holder’s Shares of each class in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.2.2 and, in the case of Options, Warrants and Convertible Securities, Section 4.4.4) as the Prospective Selling Stockholders shall Sell each Share in the Sale (subject to Section 4.4.4 in the case of Options, Warrants and Convertible Securities and subject to Section 4.4.1 under all circumstances); and (ii) except as provided in Section 4.4.1 or Section 4.4.4, shall receive the same form and amount of consideration per Share to be received by the Prospective Selling Stockholders for the corresponding class of Shares (on an as converted basis, in the case of Convertible Securities). Except as provided in Section 4.4.1, if any holders of Shares of any class are given an option as to the form and amount of consideration to be received, all holders of Shares of such class will be given the same option. Unless otherwise agreed by each Drag Along Seller, any non-cash consideration shall be allocated among the Drag Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag Along Sellers. If at the end of the 180th day after the date of delivery of the Drag Along Notice the Prospective Selling Stockholders have not completed the proposed Sale, the Drag Along Notice shall be null and void, each Participating Seller shall be released from such holder’s obligation under the Drag Along Notice and it shall be necessary for a separate Drag Along Notice to be delivered and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.2.

4.2.2. Drag Along Seller Exclusions. Notwithstanding Section 4.2.1, the requirement that Drag Along Sellers Sell on the same terms and conditions as the Prospective Selling Stockholders shall not apply to any provisions providing for financial advisory fees for Sponsors or requiring a Sponsor to agree to a non-compete.

4.2.3. Actions with respect to Drag Along. In connection with an Approved Sale to which Section 4.2 applies, each Prospective Selling Stockholder agrees that it shall not enter into any agreement or impose any condition in connection with such Sale, the principal purpose of which is to subject a particular Stockholder to a materially detrimental provision or injurious effect.

4.3 Right of First Offer. If any Prospective Selling Stockholder proposes to Sell any Shares other than to a Permitted Transferee before the closing of an Initial Public Offering in a Transfer (including to another Stockholder or the Company or any of its subsidiaries) that is subject to Section 3.2.5:

4.3.1. Notice. The Prospective Selling Stockholder shall deliver a written notice of such proposed Sale (a “Sale Notice”) to each Sponsor (each, a “First Offer Holder”) (which notice may be the same notice as the Tag Along Notice delivered pursuant to Section 4.1) not less than twenty (20) days prior to any such proposed Transfer. The Sale Notice shall include:

(a) (i) the number and class(es) of Shares proposed to be sold by the Prospective Selling Stockholder (the “Subject Shares”), (ii) the per share purchase price or the formula by which such price is to be determined, (iii) the Prospective Buyer(s), if known, and (iv) the proposed Transfer date, if known; and

(b) an invitation to each First Offer Holder to make an offer to purchase (subject to Section 4.3.6 below) any number of the Subject Shares at such price in cash.

4.3.2. Exercise.

(a) Within twenty (20) days after the date of delivery of the Sale Notice (the “First Offer Deadline”), each First Offer Holder may make an offer to purchase any number of the Subject Shares at the price set forth in the Sale Notice by delivering a written notice (the “First Offer Notice”) of such offer specifying a number of Subject Shares offered to be purchased from the Prospective Selling Stockholder (each such Person delivering such notice, a “First Offer Purchaser”). The receipt of consideration by any Prospective Selling Stockholder selling Shares as payment for the transfer of such Shares pursuant to this Section 4.3.2 shall be deemed a representation and warranty by such Prospective Selling Stockholder that: (i) such Prospective Selling Stockholder has full right, title and interest in and to such Shares; (ii) such Prospective Selling Stockholder has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated by this Section 4.3.2; and (iii) such Shares are free and clear of any and all liens or encumbrances other than any arising as a result of the terms of this Agreement.

(b) Each Person not delivering a First Offer Notice that complies with the above requirements, including the applicable time periods, shall be deemed to have waived all of such Person’s rights to purchase such Shares under this Section 4.3.2, and the Prospective Selling Stockholder shall thereafter be free to Sell the Subject Shares to the First Offer Purchasers and/or any Prospective Buyer, at a per share purchase price no less than the price set forth in the Sale Notice, without any further obligation to such Person pursuant to this Section 4.3.

4.3.3. Irrevocable Offer. The offer of each First Offer Purchaser contained in a First Offer Notice shall be irrevocable, and, subject to Section 4.3.6 below, to the extent such offer is accepted, such First Offer Purchaser shall be bound and obligated to purchase the number of Subject Shares set forth in such First Offer Purchaser’s First Offer Notice.

4.3.4. Acceptance of Offers. Within five (5) Business Days after the First Offer Deadline, the Prospective Selling Stockholder shall inform each First Offer Purchaser, by delivery of a written notice (the “Acceptance Notice”), of whether or not the Prospective Selling Stockholder will accept all (but not less than all, subject to Section 4.3.6(b)) offers of the First Offer Purchasers; provided that in the event that the aggregate number of Subject Shares offered to be purchased by the First Offer Purchasers is equal to or exceeds the aggregate number of Subject Shares, the Prospective Selling Stockholder shall be obligated to accept all the offers of the First Offer Purchasers (subject to Section 4.3.6(b) and to negotiation of mutually acceptable documentation consistent with the terms described in the Sale Notice). In the event the Prospective Selling Stockholder fails to deliver the Acceptance Notice within the specified time period when the number of Shares offered to be purchased by the First Offer Purchasers is less than the number of Subject Shares, the Prospective Selling Stockholder shall be deemed to have decided not to Sell the Subject Shares to the First Offer Purchasers. If the Prospective Selling Stockholder decides not to Sell the Subject Shares to the First Offer Purchasers when the number of Shares offered to be purchased by the First Offer Purchasers is less than the number of Subject Shares, each First Offer Purchaser shall be released from such holder’s obligations under such holder’s irrevocable offer. Acceptance of such offers by the Prospective Selling Stockholder is without prejudice to the Prospective Selling Stockholder’s discretion under Section 4.4.3 to determine whether or not to consummate any Sale when the number of Shares offered to be purchased by the First Offer Purchasers is less than the number of Subject Shares.

4.3.5. Additional Compliance. If at the end of the 180th day after the date of delivery of the Sale Notice, the Prospective Selling Stockholder and First Offer Purchasers or Prospective Buyer (if not a First Offer Purchaser), if any, have not completed the Sale of the Subject Shares (other than due to the failure of any First Offer Purchaser to perform its obligations under this Section 4.3), each First Offer Purchaser shall be released from such holder’s obligations under such holder’s irrevocable offer, the Sale Notice shall be null and void, and it shall be necessary for a separate Sale Notice to be delivered, and the terms and provisions of this Section 4.3 separately complied with, in order to consummate a Transfer of such Subject Shares; provided, however, that in the case of such a separate Sale Notice in which the classes of Subject Shares and the per share price are unchanged and the number of Subject Shares is substantially the same, the applicable period to which reference is made in Section 4.3.1 and 4.3.2(a) shall be three (3) Business Days and two (2) Business Days, respectively, and the time to complete such Sale referenced in the first sentence of this Section 4.3.5 shall be 90 days instead of 180.

4.3.6. Determination of the Number of Subject Shares to be Sold.

(a) In the event that the number of Shares offered to be purchased by the First Offer Purchasers is less than the number of Subject Shares, (i) the Prospective Selling Stockholder may accept the offers of the First Offer Purchasers and, at the option of the Prospective Selling Stockholder, sell any remaining Subject Shares which the First Offer Purchasers did not elect to purchase to one or more Prospective Buyers (subject to compliance with

Section 4.1 (otter than in the case of a Transfer permitted pursuant to Section 3.2.5(e)) at a price per share that is no less than the price set forth in the Sale Notice or (ii) if a single Prospective Buyer or group of Prospective Buyers is unwilling to purchase less than all of the Subject Shares, the Prospective Selling Stockholder may Sell all (but not less than all) of the Subject Shares to such Prospective Buyer or group of Prospective Buyers at a price per share that is no less than the price set forth in the Sale Notice rather than Sell the Subject Shares to the First Offer Purchasers (subject to compliance with Section 4.1 (other than in the case of a Transfer permitted pursuant to Section 3.2.5(e)). Such sales, if any, to Prospective Buyer(s) other than the First Offer Purchasers in accordance with this clause (a) shall be consummated together with the sale to the First Offer Purchasers.

(b) In the event that the aggregate number of Subject Shares offered to be purchased by the First Offer Purchasers is equal to or exceeds the aggregate number of Subject Shares, the Subject Shares shall be sold to the First Offer Purchasers as follows:

(i) there shall be first allocated to each First Offer Purchaser a number of Shares of each applicable class equal to the lesser of (A) the number of Shares of such class offered to be purchased by such First Offer Purchaser pursuant such holder’s First Offer Notice, and (B) a number of Shares of such class equal to such First Offer Purchaser’s Pro Rata Portion; and

(ii) the balance, if any, not allocated pursuant to clause (i) above shall be allocated to those First Offer Purchasers which offered to purchase a number of Shares of the applicable class in excess of such Person’s Pro Rata Portion pro rata to each such First Offer Purchaser based upon the amount of such excess, or in such other manner as the First Offer Purchasers may otherwise agree.

In the event any holders of Shares exercise such holders’ rights under Section 4.1 to sell Shares in connection with a Sale to First Offer Purchasers pursuant to this Section 4.3, such Shares (as the case may be, reduced in accordance with Section 4.1.4) shall be deemed to be Subject Shares for purposes of this Section 4.3 and shall be allocated among the First Offer Purchasers in accordance with this Section 4.3.6.

4.3.7. Actions with respect to Rights of First Offer. In connection with a proposed Sale to which Section 4.3 applies, each Prospective Selling Stockholder agrees that is shall not enter into any agreement or take any action, the principal purpose of which is to discourage or prevent a particular Person from exercising their Rights of First Offer pursuant to this Section 4.3.

4.4 Miscellaneous. The following provisions shall be applied to any proposed Sale to which Section 4.1,4.2 or 4.3 applies:

4.4.1. Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1 or Section 4.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale by the Prospective Selling Stockholder(s) or (b) the provision to any Tag Along Seller or Drag Along Seller of any specified information regarding such securities or the issuer thereof that is material and not otherwise required to be provided for the Sale by the Prospective Selling Stockholder(s), then such Participating Seller shall not have the right to Sell Shares in such proposed Sale. In such event, the Prospective Selling Stockholder(s) shall (i) in the case of a Sale that is not a Change in Control, have the right, but not the obligation, and (ii) in the case of a Sale that is a Change in Control, have the obligation, to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 4.4.6 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

4.4.2. Further Assurances. Each Participating, Seller and First Offer Purchaser shall take or cause to be taken all such actions as may be reasonably necessary or reasonably desirable in order to expeditiously consummate each Sale pursuant to Section 4.1, Section 4.2 or Section 4.3 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Stockholder(s) and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Stockholder(s) to which such Prospective Selling Stockholder(s) will also be party, including agreements to (a)(i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, the absence of any Adverse Claim with respect to such Shares and the non-contravention of other agreements and (ii) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent (but with respect to its own Shares) as the Prospective Selling Stockholder(s), and (b) in the case of a Sale pursuant to Sections 4.1 or 4.2, be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares shall not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all Participating Sellers and Prospective Selling Stockholder(s) in connection with such Sale and (ii) the proceeds to such Participating Seller in connection with such Sale.

4.4.3. Sale Process. The Prospective Selling Stockholder, in the case of a proposed Sale pursuant to Section 4.1, 4.2, or 4.3 (but, in the case of Section 4.3, only when the number of Shares offered to be purchased by the First Offer Purchasers is less than the number of Subject Shares) shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No Stockholder nor any Affiliate of any such holder shall have any liability to any other Stockholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such holder shall have failed to comply with the provisions of this Section 4 and such failure shall have prevented such Stockholder from exercising its rights pursuant to Section 4.1, 4.2 or 4.3, as applicable.

4.4.4. Treatment of Options, Warrants and Convertible Securities. If any Participating Seller that is not an employee of the Company or its Subsidiaries shall Sell any Options, Warrants or Convertible Securities that are exercisable, convertible or exchangeable in any Sale pursuant to Section 4, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration in the amount (if greater than zero) equal to the purchase price received by the Prospective Selling Stockholder(s) in such Sale for the number of shares of each class of Stock that would be issued upon exercise, conversion or exchange of such Options, Warrants or Convertible Securities less the exercise price, if any, of such Options, Warrants or Convertible Securities (or, with respect to Convertible Securities, if greater, the amount of the liquidation preference (or, in the case of indebtedness, the principal amount and accrued interest), if any, to which such securities would be entitled in accordance with the terms in connection with such Sale in lieu of converting), in each case, subject to reduction for any tax or other amounts required to be withheld under applicable law.

4.4.5. Expenses. All reasonable costs and expenses incurred by the Prospective Selling Stockholder(s) or the Company in connection with any proposed Sale pursuant to Section 4.1, Section 4.2 or Section 4.3 (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company, subject to the following sentence. Each Sponsor that is a Prospective Selling Stockholder may retain, and the Company will pay the reasonable fees and expenses of, a single legal counsel (and such local counsel as may be appropriate) in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated). Any other costs and expenses incurred by or on behalf of any or all of the Participating Sellers in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated) shall be borne by such Participating Seller(s).

4.4.6. Closing. The closing of a Sale to which Section 4.1,4.2 or 4.3 applies shall take place (i) on the proposed Transfer date, if any, specified in the Tag Along Notice, Drag Along Notice or Sale Notice, as applicable (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (ii) if no proposed Transfer date was required to be specified in the Drag Along Notice, at such time as the Prospective Selling Stockholders shall specify by notice to each Participating Seller and (iii) at such place as the Prospective Selling Stockholder(s) shall specify by notice to each Participating Seller in the case of a Sale to which Section 4.2 applies. At the closing of such Sale, each Participating Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances (other than any arising as a result of the terms of this Agreement), with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

4.4.7. Adjustments for Yield on Class L Common. With respect to each provision in this Article IV requiring or contemplating that shares of Class L Common will receive the same consideration per share in connection with a Sale pursuant to Section 4.1, 4.2, or 4.3, each Stockholder agrees that to the extent any shares of Class L Common have accrued yield thereon or unreturned original cost pursuant to the Certificate of Incorporation that is different from the accrued yield or unreturned original cost of any other share of Class L Common, the allocation of consideration payable in respect of shares of Class L Common in any such Sale may be equitably adjusted among such shares solely to the extent necessary to reflect the differing amounts of yield accrued thereon or unreturned original cost thereof.

4.5 Period. The provisions of Section 4.3 shall expire as to any Share upon the earlier of (a) a Change in Control that has been approved by Requisite Stockholder Approval and (b) the Initial Public Offering. Each of the other provisions of this Section 4 above shall expire upon a Change in Control that has been approved by Requisite Stockholder Approval.

5. PARTICIPATION RIGHTS. The Company shall not, and shall not permit any direct or indirect Subsidiary of the Company (the Company and each such Subsidiary, an “Issuer”) to, issue or sell any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock or any stock or securities convertible into or exchangeable for any shares of its capital stock, in each case, to any Person (each an “Issuance” of “Subject Securities”), except in compliance with the provisions of this Section 5. Notwithstanding the foregoing, the provisions of this Section 5 shall not apply to Issuances described below in Section 5.3.

5.1 Right of Participation.

5.1.1. Offer. Not fewer than fifteen (15) Business Days prior to the consummation of an Issuance, a notice (the “Participation Notice”) shall be delivered by the Issuer to each Sponsor (the “Participation Offerees”). The Participation Notice shall include:

(a) the principal terms and conditions of the proposed Issuance, including (i) the amount, kind and terms of the Subject Securities to be included in the

Issuance, (ii) the number of Equivalent Shares represented by such Subject Securities (if applicable), (iii) the percentage of the total number of Shares outstanding as of immediately prior to giving effect to such Issuance which the number of Shares held by such Participation Offeree immediately prior to such issuance constitutes (the “Participation Portion”), (iv) the price (including if applicable, the Price Per Equivalent Share) per unit of the Subject Securities, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (v) the proposed manner through which the Company shall effectuate issuance, (vi) if known, the name and address of the Person to whom the Subject Securities are expected to be issued (the “Prospective Subscriber”) and (vii) if known, the proposed Issuance date; and

(b) an offer by the Issuer to issue, at the option of each Participation Offeree, to such Participation Offeree such portion of the Subject Securities to be included in the Issuance as may be requested by such Participation Offeree (not to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance), on the same terms and conditions (except that, if non-cash consideration is to be delivered, a Participating Buyer would pay the cash equivalent thereof (as reasonably determined by the Board)), with respect to each unit, of Subject Securities issued to the Participation Offerees, as each of the Prospective Subscribers shall be issued units of Subject Securities.

5.1.2. Exercise.

(a) General. Each Participation Offeree desiring to accept the offer contained in the Participation Notice shall accept such offer by delivering a written notice of such acceptance to the Issuer within eight (8) Business Days after the date of delivery of the Participation Notice specifying the amount of Subject Securities (not in any event to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance) which such Participation Offeree desires to be issued (each a “Participating Buyer”). Each Participation Offeree who does not accept such offer in compliance with the above requirements, including the applicable time periods, shall be deemed to have waived all of such holder’s rights to participate in such Issuance, and the Issuer shall thereafter be free to issue Subject Securities in such Issuance to the Prospective Subscriber and any Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other terms not substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees pursuant to Section 5. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other terms shall be substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be delivered, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1; provided, however, that in such case of a separate Participation Notice, the applicable period to which reference is made in Section 5.1.1 and in the first sentence of Section 5.1.2(a) shall be three (3) Business Days and two (2) Business Days, respectively.

(b) Irrevocable Acceptance. The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities issued, as the Prospective Subscriber, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s written commitment.

(c) Time Limitation. If at the end of the 180th day after the date of the effectiveness of the Participation Notice the Issuer has not completed the Issuance, each Participating Buyer shall be released from such holder’s obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be delivered, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1; provided, however, that in such case of a separate Participation Notice on substantially the same terms and conditions, the applicable period to which reference is made in Section 5.1.1 and in the first sentence of Section 5.1.2(a) (ii)(1) shall be three (3) Business Days and two (2) Business Days, respectively, and the time to complete such Issuance referenced in the first sentence of this Section 5.1.2 shall be 90 days instead of 180.

5.1.3. Other Securities. The Issuer may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including debt securities) other than Subject Securities (“Other Securities”) in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned. In such case, each Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the Participating Buyers, as the Prospective Subscriber shall be issued units of Subject Securities and Other Securities.

5.1.4. Certain Legal Requirements. In the event that the participation in the Issuance by a Participation Offeree as a Participating Buyer would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Issuance or (ii) the provision to any participant in the Sale of any specified information regarding the Company or any of its subsidiaries or the securities that is not otherwise required to be provided for the Issuance, such Participation Offeree shall not have the right to participate in the Issuance. Without limiting the generality of the foregoing, it is understood and agreed that neither the Company nor the Issuer shall be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes.

5.1.5. Further Assurances. Each Participating Buyer shall take, or cause to be taken all such reasonable actions as may be reasonably necessary or reasonably desirable in order to expeditiously consummate each Issuance pursuant to this Section 5.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Issuer and the Prospective Subscriber. Without limiting the generality of the foregoing, each such Participating Buyer agrees to execute and deliver such subscription and other agreements specified by the Issuer to which the Prospective Subscriber will be party.

5.1.6. Expenses. All costs and expenses incurred by the Issuer in connection with any proposed Issuance of Subject Securities (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company or the Issuer. Each Sponsor may retain, and the Company will pay the reasonable fees and expenses of, a single legal counsel (and such local counsel as may be appropriate) in connection with such proposed Issuance of Subject Securities (whether or not consummated). Any other costs and expenses incurred by or on behalf of any Stockholder in connection with such proposed Issuance of Subject Securities (whether or not consummated) shall be borne by such holder.

5.1.7. Closing. The closing of an Issuance pursuant to Section 5.1 shall take place (i) on the proposed date of Issuance, if any, set forth in the Participation Notice (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (ii) if no proposed Transfer date was required to be specified in the Participation Notice, at such time as the Issuer shall specify by notice to each Participating Buyer, provided that such closing with respect to a Participating Buyer shall not (without the consent of such Participating Buyer) be prior to the date that is fifteen (15) Business Days after the Company issues the applicable Participation Notice and (iii) at such place as the Issuer shall specify by notice to each Participating Buyer. At the closing of any Issuance under this Section 5.1.7, each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or such holder’s designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

5.2 Post-Issuance Notice. Notwithstanding the requirements of Section 5.1, the Issuer may proceed with any Issuance one or more Sponsors prior to having complied with the provisions of Section 5.1; provided that the Issuer shall:

(a) provide to each Sponsor who would have been a Participation Offeree in connection with such Issuance (i) with prompt notice of such Issuance and (ii) the Participation Notice described in Section 5.1.1 in which the actual price per unit of Subject Securities (and, if applicable, actual Price Per Equivalent Share) shall be set forth;

(b) offer to issue to such Sponsor such number of securities of the type issued in the Issuance as may be requested by such Sponsor (not to exceed the Participation Portion that such Sponsor would have been entitled to pursuant to Section 5.1 multiplied by the sum of (a) the number of Subject Securities included in the Issuance and (b) the aggregate number of shares issued pursuant to this Section 5.2 with respect to such Issuance) on the same economic terms and conditions with respect to such securities as the subscribers in the Issuance received; and

(c) keep such offer open for a period of fifteen (15) Business Days, during which period, each such Sponsor may accept such offer by sending a written acceptance to the Issuer committing to purchase an amount of such securities (not in any event to exceed the Participation Portion that such holder would have been entitled to pursuant to Section 5.1 multiplied by the sum of (a) the number of Subject Securities included in such issuance and (b) the aggregate number of shares issued pursuant to this Section 5.2 with respect to such Issuance).

If the Issuer issues securities in an Issuance subject to this Section 5.2, the Issuer will not permit any stockholder receiving securities in such Issuance to vote such securities until the later of (i) the expiration of the fifteen (15) Business Day period referenced in Section 5.2(c) and (ii) if the offer in Section 5.2(c) is accepted, the date of sale of the securities to the purchasing Sponsor.

5.3 Excluded Transactions. The provisions of this Section 5 shall not apply to Issuances by the Company or any Subsidiary as follows:

(a) Any Issuance of equity securities upon the exercise or conversion of any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities, that are outstanding on the date hereof or Issued after the date hereof in compliance with the provisions of this Section 5;

(b) Any Issuance of equity securities (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities) pursuant to the Management Equity Plan or any other employee benefit or incentive plan that has been approved by Majority Sponsor Approval;

(c) Any Issuance of equity securities (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities) in connection with any business combination or acquisition transaction involving the Company or any Subsidiary or in connection with any joint venture or strategic partnership, in each case which has received Requisite Sponsor Approval;

(d) Any Issuance of Stock pursuant to an Initial Public Offering;

(e) Any Issuance of Stock to the Sponsors or the Other Investors in connection with the closing of the acquisition of Toys “R” Us, Inc.;

(f) Any Issuance of equity securities (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities) in connection with any stock split, stock dividend or other recapitalization;

(g) Any Issuance of equity securities (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities) to a holder of debt securities, in connection with a Workout;

(h) Any Issuance of equity securities (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities) as a bona-fide “equity kicker” to a lender in connection with a debt financing; or

(i) Any Issuance of equity securities (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities) by a Subsidiary to the Company or a Wholly Owned Subsidiary.

5.4 Acquired Shares. Any Subject Securities constituting Stock acquired by any Sponsor pursuant to this Section 5 shall be deemed for all purposes hereof to be Shares hereunder.

5.5 Period. Each of the foregoing provisions of this Section 5 shall expire on the earlier of (a) a Change in Control that has been approved by Requisite Stockholder Approval or (b) the closing of the Initial Public Offering.

5.6 Actions with respect to Participation Rights. In connection with each Issuance to which Section 5 applies, the Company agrees that it shall not enter into any agreement or take any action, the principal purpose of which is to discourage or prevent a particular Participation Offeree from exercising their participating rights pursuant to this Section 5.

6. COVENANTS.

6.1 Information Rights.

6.1.1. Historical Financial Information. The Company will furnish to each Sponsor (so long as such Sponsor owns any Shares) and to each Stockholder that owns at least 2% of the Stock (on a fully-diluted basis), the following information:

6.1.1.1 As soon as available, and in any event within 120 days after the end of each fiscal year of the Company (or, if earlier, not later than 15 days prior to the date by which a Sponsor (or its controlling Affiliate) reasonably believes it is required to file (including to maintain any relevant eligibility) with the

Securities Commission financial statements that incorporate or include the results of the Company for such fiscal year-end), the audited consolidated balance sheet of the Company and the Subsidiaries as at the end of each such fiscal year and the audited consolidated statements of income, cash flows and changes in stockholders’ equity for such year of the Company and the Subsidiaries, setting forth in each case in comparative form the figures for the next preceding fiscal year, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company and the Subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and stockholders’ equity for the periods covered thereby.

6.1.1.2 As soon as available, and in any event within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter) of the Company (or, if earlier, not later than 15 days prior to the date by which a Sponsor (or its controlling Affiliate) reasonably believes it is required to file (including to maintain any relevant eligibility) with the Securities Commission financial statements that incorporate or include the results of the Company for such fiscal quarter), the consolidated balance sheet of the Company and the Subsidiaries as at the end of such quarter and the consolidated statements of income, cash flows and changes in stockholders’ equity for such quarter and the portion of the fiscal year then ended of the Company and the Subsidiaries, setting forth in each case the figures for the corresponding periods of the previous fiscal year in comparative form, all in reasonable detail and all prepared in accordance with GAAP consistently applied.

6.1.1.3 As soon as available, and in any event within 30 days after the end of each month (other than the last month of a fiscal quarter), the consolidated balance sheet of the Company and the Subsidiaries as at the end of such month and the consolidated statements of income, cash flows for such month and the portion of the fiscal year then ended of the Company and the Subsidiaries (to the extent prepared by the Company), setting forth in each case the figures for the corresponding periods of the previous fiscal year in comparative form, all in reasonable detail.

6.1.2. Tax Information. Within 120 days after the end of each fiscal year, the Company shall cause to be delivered to any Person who was a Stockholder during such prior fiscal year all information necessary for the preparation of such Person’s income tax returns (whether federal, state or foreign).

6.1.3. Access.

6.1.3.1 General. So long as any Sponsor owns at least 15% of its Initial Shares, such Sponsor shall have the right to (i) inspect, during normal business hours upon reasonable advance notice to the Company and its Subsidiaries, as applicable, and without unreasonably interfering with the Company’s and the Subsidiaries’, as applicable, normal business operations, such of the Company’s and its Subsidiaries’ facilities, records, files and other information as it may reasonably request and (ii) meet with the Company’s and its Subsidiaries’ officers, other management personnel and outside accountants to obtain such information regarding the Company and its Subsidiaries and their respective businesses and prospects as it may reasonably request.

6.1.3.2 VCOC Members. With respect to each Sponsor and, at the request of a Sponsor, each Affiliated Fund thereof that indirectly has an interest in the Company, in each case that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each, a “VCOC Member”), for so long as the VCOC Member, directly or through one or more conduit Subsidiaries, continues to hold any Shares without limitation or prejudice of any the rights provided to the Stockholders hereunder, the Company shall, with respect to each such VCOC Member:

(a) To the extent not otherwise provided in this Agreement, provide such VCOC Member or its designated representative with:

(i) the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, as the VCOC Member shall reasonably request;

(ii) to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as available; and

(iii) copies of all materials provided to the Board, provided, that the Company shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege.

(b) Make appropriate officers of the Company available periodically and at such times as reasonably requested by the VCOC Member for consultation with the VCOC Member or its designated representative with respect to matters relating to the business an affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement of compromise of significant litigation;

(c) Give the VCOC Member the right to designate one non-voting board observer who will be entitled to attend all meetings of the Board, participate in all deliberations of the Board and receive copies of all materials provided to the Board, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board, and provided, further, that the Company shall be entitled to exclude such observer from such portions of a Board meeting to the extent such observer’s presence would be reasonably likely to result in the waiver of attorney-client privilege;

(d) To the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the VCOC Member or its designated representative in advance with respect to any significant corporate actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the organizational documents of the Company, and to provide the VCOC Member or its designated representative with the right to consult with the Company with respect to such actions; and

(e) Provide the VCOC Member or its designated representative with such other rights of consultation which the VCOC Member’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Assets Regulation.

The Company agrees to consider the recommendations of the VCOC Member or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

6.1.4. Period. The provisions of Sections 6.1.1.1 and 6.1.1.2 shall expire on the earlier of (a) a Change in Control after which the Company or the surviving corporation is a company required to file periodic reports with the Securities Commission under Section 13(a) of the Securities Exchange Act of 1934, as amended (a “Publicly Traded Company”) and (b) the Initial Public Offering. The provisions of Section 6.1.1.3 will expire on any Change in Control. The other provisions of this Section 6.1 shall expire on a Change in Control after which the Company or the surviving corporation is a Publicly Traded Company.

6.2 Confidentiality. Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than in connection with its investment in the Company and its Subsidiaries, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.2 by such Stockholder or its Affiliates), (ii) is or has been independently developed or conceived by such Stockholder without use of the Company’s or any Subsidiary’s confidential information or (iii) is or has been made known or disclosed to such Stockholder by a third party (other than an

Affiliate of such Stockholder) without a breach of any obligation of confidentiality such third party may have to the Company or any Subsidiary that is known to such Stockholder; provided, however, that a Stockholder may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company or for evaluating and preparing disclosure pursuant to clause (d) below, (b) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 6.2, (c) to any Affiliate, partner or member of such Stockholder in the ordinary course of business, or (d) as may otherwise be required by law (including reporting under Securities laws and governmental filings), provided that such Stockholder takes reasonable steps to minimize the extent of any such required disclosure and provide the Company with written notice describing the disclosure that was or is to be made; and provided, further, however, that the acts and omissions of any Person to whom such Stockholder may disclose confidential information pursuant to clauses (a) and (c) of the preceding proviso shall be attributable to such Stockholder for purposes of determining such Stockholder’s compliance with this Section 6.2.

Each of the parties hereto acknowledges that the Investors may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company or the Subsidiaries. Nothing in this Section 6.2 shall preclude or in any way restrict the Investors or their Affiliates from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company or the Subsidiaries. Except as an Investor may otherwise agree in writing after the date hereof with respect to itself or its Affiliates (or its or its Affiliates’ employees, officers, directors, partners, members, stockholders, or agents): (i) such Persons shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries and (B) do business with any client or customer of the Company or any of its Subsidiaries; (ii) no such Person shall be liable to the Company or any of its Subsidiaries or Stockholders for breach of any duty (contractual or otherwise) by reason of any such activities or of such Person’s participation therein; and (iii) in the event that any such Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or its Subsidiaries on the one hand, and any such Person on the other hand, or any other person, no such Person shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries or any of its Stockholders and, notwithstanding any provision of this Agreement to the contrary, such Persons shall not be liable to the Company or its Subsidiaries or Stockholders for breach of any duty (contractual or otherwise) by reason of the fact that any such Person directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company or its Subsidiaries or Stockholders.

6.3 Directors’ and Officers’ Insurance. The Company shall purchase, within a reasonable period following the Effective Date, and maintain for such periods as the Board shall in good faith determine, at the Company’s expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who after the Effective Date is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions. The provisions of this Section 6.3 shall survive any termination of this Agreement.

6.4 Certain Matters. Each Stockholder agrees to the matters specified on Exhibit A.

6.5 Management Stockholders Addendum. The Company agrees to cause the Management Stockholders to be subject to, and enforce their compliance with, the terms of the Management Stockholder Addendum.

6.6 Vornado Tax Matters. Without the written consent of Vornado, the Company (and its successor issuers) will not, and will cause its Subsidiaries not to, operate or manage any health care facility or lodging facility within the meaning of Sections 856(e)(6)(D)(ii) and 856(d)(9)(D)(ii) of the Internal Revenue Code of 1986, as amended, respectively, to the extent such activities would result in the failure of the Company (and its successor issuers) and its Subsidiaries to qualify as a “taxable REIT subsidiary” within the meaning of Section 856(1) of the Internal Revenue Code of 1986, as amended.

7. REMEDIES.

7.1 Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

7.2 Deposit. Without limiting the generality of Section 7.1, if any Stockholder fails to deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section 4, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”), and the Company, as the case may be, shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares shall terminate. Thereafter, upon delivery to such purchaser of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed), such purchaser shall instruct the Escrow Agent to deliver the purchase price to such holder.

8. LEGENDS.

8.1 Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS PURSUANT TO A STOCKHOLDERS AGREEMENT DATED AS OF JULY 21, 2005 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS, AS AMENDED. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Any Person who acquires Shares which are not subject to the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

8.2 Securities Act Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR QUALIFICATION FOR AN EXEMPTION THEREFROM.”

8.3 Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends and this Agreement are satisfied.

8.4 Termination of the Securities Act Legend. The requirement imposed by Section 8.2 shall cease and terminate as to any particular Shares (a) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 8.2.

9. AMENDMENT, TERMINATION, ETC.

9.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

9.2 Written Modifications. Except as otherwise expressly set forth herein, this Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and each Sponsor that continues to own at least 30% of its Initial Shares; provided, however, that the Sponsor Majority may amend or modify this Agreement in connection with equity transactions that do not require Unanimous Sponsor Approval hereunder; and provided further, that the admission of new parties pursuant to the terms of Section 3.3 shall not constitute an amendment or modification of this Agreement for purposes of this Section 9.2; and provided further that a Sponsor’s rights under Section 5 may not be waived without the approval of such Sponsor.

Notwithstanding the foregoing, if any amendment, modification, extension, termination or waiver (an “Amendment”) would (i) adversely change the rights of a particular Investor in a manner different than changes to the rights of the Investors approving such amendment, or (ii) adversely impose any additional material obligations of a particular Investor, then the consent of such particular Investor shall also be required.

Each such Amendment shall be binding upon each party hereto and each Stockholder subject hereto. In addition, each party hereto and each Stockholder subject hereto may waive any right hereunder, as to itself, by an instrument in writing signed by such party or Stockholder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 9.2, any Amendment to definitions to the extent used in such Section shall also require the specified consent.

9.3 Withdrawal from Agreement. At any time following the second anniversary of the closing of the Initial Public Offering, any Stockholder that, together with its Affiliates, holds less than 5 % of the then outstanding shares of Stock may elect (on behalf of itself and its Affiliates (collectively, the “Withdrawing Holders”)), by written notice to the other parties hereto, to withdraw from this Agreement and thereby terminate this Agreement as to the Withdrawing Holders, who shall cease to be parties to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement, and the Shares held by the Withdrawing Holders shall conclusively be deemed thereafter not to be Shares, as the case may be, under this Agreement; provided, however, that a Withdrawing Holder, if it is a Sponsor or an Affiliate of a Sponsor, shall comply with such Sponsor’s obligations under Sections 2.1 and 2.2 of this Agreement to cause the resignation of any Sponsor Designees designated by such Sponsor or its Affiliate, as the case may be.

9.4 Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

10. DEFINITIONS. For purposes of this Agreement:

10.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 10:

(a) The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) The word “including” shall mean including, without limitation;

(c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the other.

10.2 Definitions. The following terms shall have the following meanings:

“Acceptance Notice” shall have the meaning set forth in Section 4.3.4.

“Adverse Claim” shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.

“Advisory Agreement” shall mean that certain advisory agreement, dated as of the date hereof, among the Company, Toys “R” Us, Inc. and each of the Sponsors (or their Affiliates), as amended from time to time in accordance with its terms.

“Affiliate” shall mean, with respect to any Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its controlled Affiliates shall be deemed an Affiliate of any of the Stockholders (and vice versa) and none of the Stockholders shall be deemed Affiliates of each other solely as a result of their relationship with respect to the Company, (ii) if such Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such Person or an Affiliate thereof, (iii) if such Person is a natural Person, any Family Member of such natural Person, and (iv) to the extent Capstone Consulting LLC is not an Affiliate of KKR, then solely for purposes of Section 2.7.10, Capstone Consulting LLC (and its Affiliates and successors) shall be deemed to be an Affiliate of KKR.

“Affiliated Fund” shall mean, with respect to any specified Person, an investment fund that is an Affiliate of such Person (including entities investing solely on behalf of the Sponsor or such fund) or an entity that is directly or indirectly wholly-owned by such Sponsor or one or more of such funds (other than a portfolio company of any such fund).

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 9.2.

“Bain” shall have the meaning set forth in the Preamble.

“Bain Designee” shall have the meaning set forth in Section 2.1.2.

“Board” shall have the meaning set forth in the Recitals.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“By-laws” shall mean the amended and restated by-laws of the Company, as amended from time to time.

“Certificate of Incorporation” shall mean the amended and restated certificate of incorporation of the Company, as amended from time to time.

“Change in Control” shall mean any transaction or series of related transactions (whether by merger, consolidation or sale or transfer of the Company’s capital stock or assets (including stock of its subsidiaries), or otherwise) in which an Independent Third Party acquires directly or indirectly (i) shares of capital stock which represent more then 50% of the total voting power in the Company or (ii) by lease, license, sale or otherwise, all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided that, any change in the ownership of Vornado Realty Trust, a Maryland real estate investment trust (or its successors), will not be deemed a Change in Control.

“Charitable Organization” shall mean a charitable organization as described by Section 501 (c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Class A Common” shall have the meaning set forth in the Recitals.

“Class L Common” shall have the meaning set forth in the Recitals.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Competing Products” means (i) toys and games, (ii) video games, computer software for children, and electronic toys or games, (iii) juvenile or baby products, apparel, equipment, furniture, or consumables, (iv) wheeled goods for children, and (v) any other product or group of related products that represents more than twenty (20) percent of the gross sales of the Company and its Subsidiaries for the twelve (12) month period preceding such time.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Stock) or other securities or rights (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

“Drag Along Notice” shall have the meaning set forth in Section 4.2.1.

“Drag Along Sale Percentage” shall have the meaning set forth in Section 4.2.

“Drag Along Sellers” shall have the meaning set forth in Section 4.2.1.

“Effective Date” shall have the meaning set forth in Section 1.1.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Escrow Agent” shall have the meaning set forth in Section 7.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Exempt Issuance” shall mean each of the Issuances described in paragraphs (a), (b), (e), (f), and (i) of Section 5.3.

“Fair Market Value” shall mean, as of any date, as to any Share, property or other asset, the Board’s good faith determination of the fair value of such Share, property or other asset as of the applicable reference date.

“Family Member” shall mean, with respect to any natural Person, such Person’s spouse and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Person’s spouse and/or descendants.

“First Offer Deadline” shall have the meaning set forth in Section 4.3.2(a).

“First Offer Holder” shall have the meaning set forth in Section 4.3.1.

“First Offer Notice” shall have the meaning set forth in Section 4.3.2(a).

“First Offer Purchaser” shall have the meaning set forth in Section 4.3.2(a).

“GAAP” shall have the meaning set forth in Section 6.1.1.1.

“Independent Director” shall mean an individual who is not an employee, partner, member, stockholder, agent or affiliate of any of the Sponsors.

“Indemnitees” shall have the meaning set forth in Section 11.9.

“Independent Third Party” means any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who, immediately prior to the contemplated transaction or series of related transactions, does not own, directly or indirectly, in excess of 5% of the Company’s Common Stock on a fully-diluted basis, who is not an Affiliate of any such 5% owner of the Company’s Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company’s Common Stock.

“Initial Public Offering” shall mean the initial firm underwritten Public Offering registered under the Securities Act or equivalent foreign securities laws (other than a registration statement on Form S-4 or S-8 (or any similar or successor form)).

“Initial Shares” shall mean, with respect to any Sponsor, the number of shares of Stock owned by such Sponsor on the date hereof, as set forth opposite such Sponsor’s name on Schedule I attached hereto; which number of shares of Stock shall be proportionally adjusted (and Schedule I shall be modified accordingly) for any stock split, combinations, stock dividend or other recapitalization affecting such Stock.

“Issuance” shall have the meaning set forth in Section 5.

“Issuer” shall have the meaning set forth in Section 5.

“Investors” shall have the meaning set forth in the Preamble;

“KKR” shall have the meaning set forth in the Preamble.

“KKR Designee” shall have the meaning set forth in Section 2.1.2.

“Majority Sponsor Approval” means the written approval of the Sponsor Majority.

“Management Equity Plan” shall have the meaning set forth in the Recitals.

“Management Stockholders” shall have the meaning set forth in the Recitals.

“Management Stockholders Addendum” shall have the meaning set forth in the Recitals.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

“Other Investors” shall have the meaning set forth in the Preamble.

“Other Securities” shall have the meaning set forth in Section 5.1.3.

“Participating Buyer” shall have the meaning set forth in Section 5.1.2(a).

“Participating Seller” shall have the meaning set forth in Sections 4.1.2 and 4.2.1.

“Participation Notice” shall have the meaning set forth in Section 5.1.1.

“Participation Offerees” shall have the meaning set forth in Section 5.1.1.

“Participation Portion” shall have the meaning set forth in Section 5.1.1(a).

“Permitted Transferee” shall mean, with respect to any Stockholder, an Affiliate of such Stockholder (other than any “portfolio company” of such Stockholder or any entity controlled by any portfolio company of such Stockholder); provided that such transferee shall agree to be bound by the terms of this Agreement in accordance with Section 3.3.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations.

“Price Per Equivalent Share” shall mean the Board’s good faith determination of the price per Equivalent Share of any Convertible Securities or Options which are the subject of an Issuance pursuant to Section 5 hereof.

“Pro Rata Portion” shall mean:

(a) for purposes of Section 4.1.4 with respect to each Tag Along Seller, a number of Shares equal to the aggregate number of Shares of the applicable class that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate number of Shares of the applicable class held by such Tag Along Seller and the denominator of which is equal to the aggregate number of Shares of the applicable class held by all Tag Along Sellers; and

(b) for purposes of Section 4.3.6, with respect to each First Offer Purchaser, a number of Shares equal to the aggregate number of Subject Shares of the applicable class multiplied by a fraction, the numerator of which is the aggregate number of Shares of the applicable class held by such First Offer Purchaser and the denominator of which is the aggregate number of Shares of the applicable class held by all First Offer Purchasers.

“Prospective Buyer” shall mean any Person, including the Company or any of its Subsidiaries, proposing to purchase or otherwise acquire Shares from a Prospective Selling Stockholder.

“Prospective Selling Stockholder” shall mean:

(a) for purposes of Section 3.5, any Stockholder that proposes to Transfer any Shares to any Prospective Buyer;

(b) for purposes of Section 4.1, any Stockholder that proposes to Transfer any Shares to any Prospective Buyer, including a First Offer Purchaser pursuant to Section 4.3;

(c) for purposes of Section 4.2, Sponsors constituting both Majority Sponsor Approval and Unanimous Sponsor Approval that have elected to exercise the drag along right provided by such Section; and

(d) for purposes of Section 4.3; any Stockholder that proposes to Transfer any Shares in a transaction that is subject to such Section.

“Prospective Subscriber” shall have the meaning set forth in Section 5.1.1(a).

“Public Offering” shall mean a public offering and sale of Shares by the Company (or any successor) pursuant to an effective registration statement under the Securities Act or equivalent foreign securities laws.

“Publicly Traded Company” shall have the meaning set forth in Section 6.1.4.

“Registration Rights Agreement” shall have the meaning set forth in Section 11.4.

“Related Holder” shall have the meaning set forth in Section 3.4.

“Requisite Sponsor Approval” shall mean (a) with respect to any action that requires or would require Unanimous Sponsor Approval under the provisions of Section 2.6, the approval of Sponsors constituting both Unanimous Sponsor Approval and Majority Sponsor Approval; and (b) with respect to any action that requires or would require Majority Sponsor Approval under the provisions of Section 2.6 or 2.7, Majority Sponsor Approval.

“Requisite Sponsor Group” shall mean, with respect to any Requisite Sponsor Approval (or action that requires or would require Requisite Sponsor Approval), the particular Sponsors giving such Requisite Sponsor Approval.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Sale Notice” shall have the meaning set forth in Section 4.3.1.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Securities Commission” shall mean the Securities and Exchange Commission, or any successor regulatory body.

“Senior Manager” shall mean the chief executive officer (or if none, the highest ranking executive officer) of the Company, and any management employee of the Company that reports directly to the chief executive officer (or if none, the highest ranking executive officer) of the Company.

“Shares” shall mean (a) all shares of Stock held by a Stockholder, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities held by a Stockholder (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Sponsor Designees” shall have the meaning set forth in Section 2.1.2.

“Sponsor Majority” shall mean (a) if each of the three (3) Sponsors continues to own at least 30% of its Initial Shares, then at least two (2) of such three (3) Sponsors; (b) if only two (2) of the Sponsors continue to own at least 30% of their Initial Shares, then both of such Sponsors; (c) if only one (1) Sponsor continues to own at least 30% of its Initial Shares, then such Sponsor; and (d) otherwise, with respect to Sections 2.6 and 2.7, a majority of the members of the Board, and, with respect to all other provisions under this Agreement, the holders of a majority of the Shares then held by the Sponsors.

“Sponsors” shall have the meaning set forth in the Preamble.

“Stock” shall mean the capital stock of the Company. For clarification purposes, as of the Effective Date, the Common Stock constitutes all of the Company’s issued and outstanding capital stock.

“Stockholders” shall have the meaning set forth in the Preamble.

“Strategic Investor” shall mean, with respect to any proposed Transfer, any Person engaged wholly or in part (directly or through one or more Subsidiaries of such Person) in the manufacturing, sale or distribution (via stores, mail order, e-commerce, or similar means) of Competing Products, if more than one-third (1/3) of such Person’s gross sales for the twelve (12) month period preceding such time are generated by engaging in such manufacturing, sale or distribution of Competing Products. Without limiting the foregoing, “Strategic Investor” shall in any event include Wal-Mart, K-Mart, Target, Amazon, Zellers, Sears, Right Start, Zany Brainy, FAO Schwartz, Buy Buy Baby, e-toys, KB Toys, Mattel; Hasbro, Lego, Bandai, Playmobil, Ravensburger, Evenflo, Graco/Little Tikes, Chicco, Cosco, Maclaren, Britax, Woolworths, Argos, Tesco, Asda, Mothercare, Carrefour, Auchan, Leclerc, La Grande Recre, Karstadt, Real, Kaufhof, Mueller, El Corte Ingles, Loblaws, or any of their respective Subsidiaries.

“Subject Securities” shall have the meaning set forth in Section 5.

“Subject Shares” shall have the meaning set forth in Section 4.3.l(a).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which (i) if a corporation, at least 50% of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association, joint venture or other business entity, at least 50% of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of any

Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Tag Along Deadline” shall have the meaning set forth in Section 4.1.2.

“Tag Along Holder” shall have the meaning set forth in Section 4.1.1.

“Tag Along Notice” shall have the meaning set forth in Section 4.1.1.

“Tag Along Offer” shall have the meaning set forth in Section 4.1.2.

“Tag Along Sale Percentage” shall have the meaning set forth in Section 4.1.1 (a).

“Tag Along Sellers” shall have the meaning set forth in Section 4.1.2.

“Third-Party Claim” shall have the meaning set forth in Section 11.9.

“Toys “R” Us, Inc.” shall mean Toys “R” Us, Inc., a Delaware corporation.

“Transaction Agreements” shall have the meaning set forth in Section 11.9.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise; provided that the sale, pledge, assignment, encumbrance or other transfer or disposition of the common shares of beneficial interest, par value $0.04, of Vornado Realty Trust, a Maryland real estate investment trust (or its successors), will not be deemed a Transfer.

“Unanimous Sponsor Approval” means the written approval of each of the Sponsors that continues to own at least 50% of its Initial Shares; provided that if none of the Sponsors continues to own at least 50% of its Initial Shares, Unanimous Sponsor Approval shall mean Majority Sponsor Approval.

“VCOC Member” shall have the meaning set forth in Section 6.1.3.

“Vornado” shall have the meaning set forth in the Preamble.

“Vornado Designee” shall have the meaning set forth in Section 2.1.2.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Stock.

“Wholly Owned Subsidiary” means any Subsidiary of the Company of which all of the capital stock or other ownership interests (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities), other than shares held by employees of the Company or its Subsidiaries or director qualifying shares (or similar minority interests in foreign entities), are owned by the Company and/or one or more Wholly Owned Subsidiaries.

“Withdrawing Holders” shall have the meaning set forth in Section 9.3.

“Workout” shall mean an amendment, refinancing, exchange, or other recapitalization of debt securities of the Company or its Subsidiaries that are (i) subject to an existing default, (ii) reasonably likely with the passage of time or the giving of notice to become subject to a default, or (iii) subject to a waiver or extension of default by the holders thereof.

11. MISCELLANEOUS.

11.1 Aggregation of Shares. All Shares held by a Stockholder and its Affiliates and Affiliated Funds shall be aggregated together for purposes of (a) determining the availability of any rights under Sections 2, 3.4, 4, 5, 6 and 9.3 and (b) applying the defined terms “Initial Shares”, “Sponsor Majority” and “Unanimous Sponsor Approval”. If the Shares held by a Sponsor are held by one or more Affiliates or Permitted Transferees comprised by such Sponsor, then for purposes of this Agreement, the vote or action of such Sponsor shall be made by the holder(s) of a majority of the Shares held by such Sponsor; provided that, so long as Bain is entitled to designate 3 Bain Designees, each of the Bain entities annotated on the signature pages hereto as a “Bain Director Designator” shall be entitled to designate one of the Bain Designees (and with respect to the initial Bain Designees set forth in 2.1.2(a), Josh Beckenstein is the initial designee of Bain Capital (TRU) VIII, L.P., Matt Levin is the initial designee of Bain Capital (TRU) VIII Coinvestment, L.P., and Dwight Poler is the initial designee of Bain Capital (TRU) VIII-E, L.P.).

11.2 Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

11.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given, delivered and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 11.3 prior to 5:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York time) on any Business Day and earlier than 11:59 p.m. (New York time) on the day preceding the next Business Day, (iii) one (1) Business Day after when sent, if sent by nationally recognized overnight courier service (charges prepaid), or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Toys “R” Us Holdings, Inc.

c/o Toys “R” Us, Inc.

One Geoffrey Way

Wayne, NJ 07470

Facsimile:   (973) 617-4004

Attention:    Chief Executive Officer

                     General Counsel

with a copy to the Sponsors below:

If to Bain:

Bain Capital Partners, LLC

111 Huntington Ave., 35th Floor

Boston, MA 02199

Facsimile:   (617) 516-2010

Attention:    Matthew S. Levin

                     Dwight Poler

                     Jordan Hitch

with copies to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Facsimile: (312) 861-2200

Attention:   Matthew E. Steinmetz, P.C.

                    Jeffrey W. Richards

If to KKR:

Kohlberg Kravis Roberts & Co.

2800 Sand Hill Road, Suite 200

Menlo Park, CA 94025

Facsimile: (650) 233-6553

Attention: Michael M. Calbert

with a copy to:

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, CA 94025

Facsimile: (650) 463-2600

Attention: Peter F. Kerman

If to Vornado:

Vornado Realty Trust

888 Seventh Avenue

New York, New York 10019

Facsimile:   (212) 894-7996

Attention:    Michael Fascitelli

                     Wendy Silverstein

                     Alan Rice

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004-2498

Facsimile: (212) 558-3588

Attention:    Alan J. Sinsheimer

                     Eric M. Krautheimer

11.4 Binding Effect, Etc. Except for the Certificate of Incorporation, the Management Stockholders Addendum, and the Registration Rights Agreement dated as of the date hereof among the Company, the Investors and certain other Persons (as amended from time to time, the “Registration Rights Agreement”), this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no holder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of each of the Sponsors, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

11.5 Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

11.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

11.7 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

11.8 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, stockholder, holder of beneficial interest or member of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner, stockholder, holder of beneficial interest or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or then creation.

11.9 Expenses; Indemnity. The Company and the Subsidiaries, jointly and severally, will pay, and will indemnify, exonerate and hold each of the Sponsors, and each of their respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all liability for payment of, the out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement, in connection with: (a) negotiation and execution of this Agreement and the other agreements entered into by the Indemnitees in connection with the acquisition of Toys “R” Us, Inc. (the “Transaction Agreements”), (b) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the other Transaction Agreements, or the Certificate of Incorporation, (c) the interpretation of, and enforcement of the rights granted under, this Agreement, the other Transaction Agreements, or the Certificate of Incorporation, (d) any transaction to which the Company or any of the Subsidiaries is a party and as to which such Person seeks advice of counsel, and (e) any Third-Party Claim arising out of its investment in the Company (other than liabilities arising out of its breach of this Agreement, any of the other Transaction Agreements, or any any other agreement or instrument to which such Indemnitee is or becomes a party). If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company and the Subsidiaries, jointly and severally, hereby agree to make the maximum contribution to the payment and satisfaction of each of the foregoing indemnified liabilities which is permissible under applicable law. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. A “Third-Party Claim” means any (i) claim brought by a Person other than the Company or any of the Subsidiaries, a Sponsor or any Indemnitee and (ii) any derivative claim brought in the name of the Company or any of the Subsidiaries that is initiated by a Person other than a Sponsor or any Indemnitee.

11.10 No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

12. GOVERNING LAW.

12.1 Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

12.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the state courts sitting in the State of New York, County of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.3 hereof is reasonably calculated to give actual notice.

12.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS

SECTION 12.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

12.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

* * Signature pages follow * *

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement on the day and year first written above.

COMPANY:

TOYS “R” US HOLDINGS, INC.

By:	/s/ Matthew S. Levin
Name:	Matthew S. Levin
Title:

SPONSORS:

BAIN CAPITAL (TRU) VIII, L.P.

By:	Bain Capital Partners VIII, L.P.
Its:	General Partner

By:	Bain Capital Investors, LLC
Its:	General Partner

By:	/s/ Matthew S. Levin
Name:	Matthew S. Levin
Its:

BAIN CAPITAL (TRU) VIII-E, L.P.

By:	Bain Capital Partners VIII-E, L.P.
Its:	General Partner

By:	Bain Capital Investors, LLC
Its:	General Partner

By:	/s/ Matthew S. Levin
Name:	Matthew S. Levin
Its:

BAIN CAPITAL (TRU) VIII
COINVESTMENT, L.P.

By:	Bain Capital Partners VIII, L.P.
Its:	General Partner

By:	Bain Capital Investors, LLC
Its:	General Partner

By:	/s/ Matthew S. Levin
Name:	Matthew S. Levin
Its:

BAIN CAPITAL INTEGRAL
INVESTORS, LLC

By:	Bain Capital Investors, LLC
Its:	Administrative Member

By:	/s/ Matthew S. Levin
Name:	Matthew S. Levin
Its:

BCIP TCV, LLC

By:	Bain Capital Investors, LLC
Its:	Administrative Member

By:	/s/ Matthew S. Levin
Name:	Matthew S. Levin
Its:

TOYBOX HOLDINGS, LLC

By:	/s/ Michael M. Calbert
Name:	Michael M. Calbert
Its:

VORNADO TRUCK, LLC

By:	Vornado Realty L.P.
Its:	Sole Member

By:	Vornado Realty Trust
Its:	General Partner

By:	/s/ Michael D. Fascitelli
Name:	Michael D. Fascitelli
Its:

GB HOLDING I, LLC

By:	/s/ James M. Dworkin
Name:	James M. Dworkin
Its:

Schedule I

TOYS “R” US HOLDINGS, INC.

Ownership of Shares

Stockholder	Capital Contribution with respect to Class A Common Stock	Number of Shares of Class A Common Stock	Capital Contribution with respect to Class C Common Stock	Number of Shares of Class C Common Stock
Sponsors
Bain Capital (TRU) VIII, L.P.	$25,741,291.47	86,612,690.00	$231,690,865.13	9,623,632.00
Bain Capital (TRU) VIII-E, L.P.	$10,833,113.56	36,450,584.00	$97,506,124.88	4,050,065.00
Bain Capital (TRU) VIII Coinvestment, L.P.	$4,219,412.00	14,197,214.00	$37,977,857.59	1,577,468.00
Bain Capital Integral Investors, LLC	$1,778,012.97	5,982,547.00	$9,706,687.29	403,182.00
BCIP TCV, LLC	$258,308.71	869,141.00	$8,621,738.40	358,117.00
Toybox Holdings LLC	$42,830,138.71	144,112,176.00	$385,503,273.29	16,012,464.00
Vornado Truck LLC	$42,830,138.71	144,112,176.00	$385,503,273.29	16,012,464.00
Other Investors
GB Holding I, LLC	$1,499,888.75	5,046,732.00	$13,500,120.25	560,748.00
TOTAL	$129,990,304.88	437,383,260	$1,170,009,940.12	48,598,140.00

Exhibit A

Matters relating to Company Indebtedness

Each Stockholder agrees that it and its Affiliates shall not (a) in the aggregate, hold more than 15% (by vote or by value) of any class or tranche of indebtedness of the Company or its Subsidiaries, (b) in the aggregate hold more than $150,000,000 in aggregate principal amount of all indebtedness of the Company or its Subsidiaries; or (c) in the capacity as a holder of any indebtedness of the Company or its Subsidiaries, participate on any official creditors, bondholders, secured lender or bank steering committee or other similar group organizing function, in each case with respect to indebtedness of the Company or its Subsidiaries; provided, that indebtedness issued directly by the Company or its Subsidiaries to any Stockholders pursuant to an offer contemplated by the final parenthetical in Section 2.7.10 shall not count against the limits in clauses (a) and (b).